    As filed with the Securities and Exchange Commission on February 7, 2001
                                                Registration No.333-________
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                                 --------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                               -------------------

                               OTG SOFTWARE, INC.
             (Exact name of registrant as specified in its charter)
                               -------------------

                   DELAWARE                                 52-1769077
        (State or other jurisdiction of                  (I.R.S. Employer
         incorporation or organization)                Identification Number)

                          ----------------------------

                       6701 DEMOCRACY BOULEVARD, SUITE 800
                            BETHESDA, MARYLAND 20817
                                 (301) 897-1400
   (Address, Including Zip Code, and Telephone Number, Including Area Code of
                   Registrant's Principal Executive Offices)

                            2000 STOCK INCENTIVE PLAN
                            (Full title of the Plan)

                                 RICHARD A. KAY
          PRESIDENT, CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD
                               OTG SOFTWARE, INC.
                      6701 DEMOCRACY BOULEVARD, SUITE 800
                            BETHESDA, MARYLAND 20817
                                 (301) 897-1400
(Name and address, Including Zip Code, and Telephone Number, Including Area
                          Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

 ----------------------------------------------------------------------------------------------------------
                             Number of         Proposed maximum         Proposed maximum        Amount of
  Title of securities        Shares to          offering price         aggregate offering     registration
   to be registered        be Registered (1)      per share                   price                fee
 ----------------------------------------------------------------------------------------------------------
 Common Stock $.01 par        834,071            $  11.69(2)             $  9,750,290         $  2,438
         value
 ----------------------------------------------------------------------------------------------------------

(1) Consists of shares issuable under the 2000 Stock Incentive Plan of OTG Software, Inc.
(2) Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low sale prices of the Registrant's Common Stock on the Nasdaq National Market on February 2, 2001 in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933, as amended.

                     STATEMENT OF INCORPORATION BY REFERENCE

        This Registration Statement on Form S-8 incorporates by reference the contents of a Registration Statement on Form S-8, File No. 333-35360, filed by the Registrant on April 21, 2000 relating to the Registrant's 1998 Stock Incentive Plan, the 2000 Stock Incentive Plan and the 2000 Employee Stock Purchase Plan. The purpose of this Registration Statement is to increase by 834,071 the number of shares of Common Stock registered and available for issuance under the Registrant's 2000 Stock Incentive Plan.


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


                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bethesda, Maryland on the 5th day of February, 2001.

                                         OTG SOFTWARE, INC.



                                         By:    /s/ RONALD W. KAISER
                                                --------------------------------
                                                Ronald W. Kaiser
                                                Chief Financial Officer


                                POWER OF ATTORNEY

        We, the undersigned officers and directors of OTG Software, Inc., hereby severally constitute Richard A. Kay and Ronald W. Kaiser, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable OTG Software, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                          Title                                                    Date
---------                          -----                                                    ----

/s/ RICHARD A. KAY              Chief Executive Officer,                             February 5, 2001
-------------------------       President and Chairman
Richard A. Kay                  (Principal Executive Officer)


/s/ RONALD W. KAISER            Chief Financial Officer, and Treasurer               February 5, 2001
-------------------------       (Principal Financial and Accounting Officer)
Ronald W. Kaiser


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

/s/ F. WILLIAM CAPLE            Executive Vice President, Secretary                  February 5, 2001
-------------------------       and Director
F. William Caple


                                Director
-------------------------
Gabriel A. Battista


/s/ JOHN BURTON                 Director                                             February 5, 2001
-------------------------
John Burton


/s/ JOSEPH R. CHINNICI          Director                                             February 5, 2001
-------------------------
Joseph R. Chinnici


/s/ GEATON A. DECESARIS, JR.    Director                                             February 5, 2001
-------------------------
Geaton A. DeCesaris, Jr.


/s/ DONALD B. HEBB, JR.         Director                                             February 5, 2001
-------------------------
Donald B. Hebb, Jr.


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


                                  EXHIBIT INDEX

Exhibit
Number          Description
------          -----------
4.1*            Amended and Restated Certificate of Incorporation of the Registrant.
4.2*            Amended and Restated By-Laws of the Registrant.
5.1             Opinion of Hale and Dorr LLP.
23.1            Consent of Hale and Dorr LLP (included in Exhibit 5.1).
23.2            Consent of KPMG LLP.
24.1            Power of Attorney (included on the signature page of this Registration Statement).




* Incorporated by reference herein from Exhibits to the Registrant's Registration Statement on Form S-1 (File No. 333-93581) as declared effective by the Commission on March 9, 2000.



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